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                                                                  Exhibit 99.10

                 CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS


To the Subscription Agent:


         The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or nominee therefor, holding of record ______________________ shares of Common Stock, par value $.66 2/3 per share (the "Common Stock"), of Hanover Direct, Inc. (the "Company") on behalf of ______________________ beneficial owners as of the close of business on [day],
________, 1997, the record date (the "Record Date") for the offering of up to 55,555,556 shares of Common Stock, all as described in a Prospectus dated ______________, 1997, a copy of which the undersigned has received. Such holders shall receive .3824 Rights for each share of Common Stock held of record as of the close of business on the Record Date and any fractional Right will be rounded up to the nearest whole number. The undersigned further certifies that __________________ shares of Common Stock registered in the name of the undersigned are entitled to an additional Right in accordance with the principle that any fractional Right to which a beneficial owner would otherwise be entitled should be rounded up to the nearest whole number. Accordingly, the undersigned requests that upon surrender of its Subscription Certificate evidencing Rights, a Subscription Certificate evidencing _____ Rights (including ___ additional Rights) be issued. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of Common Stock as of the close of business on the Record Date, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems necessary to verify the foregoing.


                                     __________________________________________
                                     Name of Record Holder


                                     By:_______________________________________
                                              Name:
                                              Title:
                                              Address:
                                              Telephone Number:


                                     Dated:_________________________, 1997

NOTE: Deliver this form with your Subscription Certificate to: American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005